EX 5

       TEACHERS INSURANCE                                  GEORGE W. MADISON
       AND ANNUITY ASSOCIATION                             EXECUTIVE VICE
       730 Third Avenue/New York, NY 10017-3206            PRESIDENT AND GENERAL
       212 490-9000                                        COUNSEL
                                                           (212) 916-4750




                                                April 27, 2004



Board of Trustees of
Teachers Insurance and Annuity Association
730 Third Avenue
New York, New York 10017-3206

Ladies and Gentlemen:

              This opinion is furnished in connection with the Registration Statement on Form S-1 (the "Registration Statement") of the TIAA Real Estate Account (the "Account") being filed with the Securities and Exchange Commission under the Securities Act of 1933. Interests in the Account are offered through endorsements to certain individual, group and tax-deferred annuity contracts and through income-paying contracts (collectively, the "Contracts") issued by Teachers Insurance and Annuity Association of America ("TIAA").

              I have examined the Charter, Bylaws and other corporate records of TIAA, including TIAA's Plan of Operations for Separate Account Business, and other organizational records of the Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

              1. TIAA is a life insurance company duly organized and validly existing under the laws of the State of New York.

              2. The Account is a "separate account" of TIAA within the meaning of Section 4240 of the New York Insurance Law, duly established by a resolution of TIAA's Board of Trustees and validly existing under the laws of the State of New York.

              3. To the extent New York State law governs, the Contracts have been duly authorized by TIAA and, when issued as contemplated by the Registration Statement, constitute legal, validly issued and binding obligations of TIAA enforceable in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

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              I hereby consent to the use of this opinion as an exhibit to the
Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Registration Statement.

                                           Sincerely,


                                           /s/ George W. Madison
                                           ------------------------
                                           Executive Vice President
                                           and General Counsel